EXHIBIT 5.1

SHUMAKER, LOOP & KENDRICK, LLP

2800 BANK OF AMERICA PLAZA

101 EAST KENNEDY BOULEVARD

POST OFFICE BOX 172609

TAMPA, FLORIDA 33672-0609

November 4, 2004

Radiation Therapy Services, Inc.

2234 Colonial Boulevard

Fort Myers, Florida 33907

Re:	Registration Statement on Form S-8 of Radiation Therapy Services, Inc.

Ladies and Gentlemen:

We have assisted Radiation Therapy Services, Inc. (the “Company”) in connection with the preparation and filing of its Registration Statement on Form S-8 with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, for the registration of an aggregate of 3,933,485 shares of the common stock of the Company, par value $.0001 per share (the “Shares”), to be offered pursuant to: (1) the Radiation Therapy Services, Inc. Second Amended and Restated 1997 Stock Option Plan, and (2) the Radiation Therapy Services, Inc. 2004 Stock Incentive Plan (collectively the “Plans”).

In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

Based upon the foregoing, it is our opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Plans, will be legally issued, fully paid and nonassessable.

This opinion letter is limited to the federal laws of the United States and the laws of the State of Florida, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdictions be changed after the date hereof by legislative action, judicial decision or otherwise.

The undersigned hereby consents to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 and to the use of its name in the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Shumaker, Loop & Kendrick, LLP
SHUMAKER, LOOP & KENDRICK, LLP